EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S‑8 pertaining to the Energy Services of America Corporation 2022 Equity Incentive Plan of our report dated December 29, 2021, relating to the consolidated financial statements of Energy Services Corporation of America, which appears on pages F-1 and F-2 of the annual report on Form 10‑K for the year ended September 30, 2021.

/s/ BAKER TILLY US, LLP

Charleston, West Virginia
April 1, 2022